UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 22, 2026
_____________________________
The Vita Coco Company, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40950	11-3713156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Fifth Avenue
Second Floor
New York, New York 10003
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, include area code) (212) 206-0763
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 22, 2026 (the “Closing Date”), The Vita Coco Company, Inc., a Delaware public benefit corporation (the “Company” or “Vita Coco”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Copra Inc., a Delaware corporation (“Copra”), Pinkco Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, pursuant to which Merger Sub merged with and into Copra, with Copra surviving the Merger as a wholly-owned subsidiary of the Company (the “Merger”). The Merger was completed on July 22, 2026, pursuant to the terms of the Merger Agreement. The Merger was unanimously approved and adopted by the Board of Directors of each of Vita Coco and Copra and unanimously approved by the stockholders of Copra. Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to such terms in the Merger Agreement.

Merger; Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of Copra capital stock (meaning Copra common stock, $0.01 par value per share (“Copra Common Stock”), and Copra preferred stock (the Series Seed Preferred Stock, $0.01 par value per share, of Copra and the Series Seed-2 Preferred Stock, $0.01 par value per share, of Copra (collectively, “Copra Preferred Stock”)) outstanding immediately prior to the Effective Time, other than (i) shares held in Copra’s treasury, (ii) shares held by Vita Coco, Merger Sub, or any wholly-owned subsidiary of Vita Coco, and (iii) shares held by a holder who properly exercised dissenters’ rights under the Delaware General Corporation Law, was cancelled and converted into the right to receive (without interest and subject to any applicable tax withholding) the applicable Closing Per Share Consideration. Holders of Copra Preferred Stock received their applicable Closing Per Share Consideration entirely in cash ($108.61 per share) and will not be entitled to receive any Closing Stock Consideration, as defined below, or Earnout Stock Consideration. Holders of Copra Common Stock who are Eligible Recipients received their applicable Closing Per Share Consideration in cash and Closing Stock Consideration ($76.04 per share and 0.4346 shares of Vita Coco common stock, $0.01 par value per share (“Vita Coco Common Stock”)), and will also be entitled to receive the applicable Earnout Per Share Consideration (including in Earnout Stock Consideration).

The Earnout Per Share Consideration will be based on the Gross Profit achieved by Copra during the Calculation Period. The Calculation Period is the period from January 1, 2028 to December 31, 2028, or, if accelerated as a result of a Change of Control of Vita Coco prior to the end of fiscal year 2028, then the period from January 1, 2027 to December 31, 2027. Holders of Copra Preferred Stock will receive their Earnout Per Share Consideration entirely in cash. Holders of Copra Common Stock who are Eligible Recipients are entitled to receive Earnout Stock Consideration, if any, as part of their Earnout Per Share Consideration. The aggregate Earnout Payment Amount payable will in no event (a) be less than $45,000,000 or (b) exceed $100,000,000, and, in each case, the Earnout Payment Amount shall be payable in cash, Vita Coco Common Stock, or any combination thereof, in each instance, as determined by Vita Coco in its sole discretion.

Immediately prior to the Effective Time, each Copra Option, whether vested or unvested, automatically accelerated (to the extent unvested) and was cancelled and converted into the right to receive, without interest and subject to applicable Tax withholding, an amount of cash equal to (A) the number of shares of Copra Common Stock underlying such option multiplied by the Closing Per Share Consideration, minus (B) the aggregate exercise price of such option, pursuant to an Option Termination Agreement executed by the applicable Copra Optionholder. Certain former Copra Optionholders may also participate in an Earnout Bonus Pool, subject to continued employment with Copra or its Affiliates.

The aggregate merger consideration consisted of (i) closing consideration of $175 million, comprised of (a) 467,071 shares of Vita Coco Common Stock (the “Closing Stock Consideration”) and (b) $140,000,210.59 in cash, and (ii) the right to receive the Earnout Per Share Consideration (in each case, subject to customary adjustments).

The Closing Stock Consideration and any Earnout Stock Consideration will be issued in reliance upon exemptions from registration under Rule 506 of Regulation D under the Securities Act of 1933 (the “Securities Act”). Pursuant to the Merger Agreement, the Company will not issue to the holders of Copra Capital Stock more than an aggregate of 19.99% of the shares of Vita Coco Common Stock outstanding immediately prior to the execution of the Merger Agreement (including both Closing Stock Consideration and any Earnout Stock Consideration) without seeking stockholder approval.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, Copra, or their respective subsidiaries or affiliates, or to modify or supplement any factual disclosures about the Company that it includes in its public reports filed with the Securities and Exchange Commission (the “Commission”). The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, will not survive the consummation of the Merger (except in the case of Fraud), were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates at the time they were made or at any other time. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other reports and filings that the Company makes from time to time with the Commission.

Registration Rights Agreement

As a condition to the closing of the Merger, the Company and certain Copra stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”), effective as of the Closing Date. The Registration Rights Agreement requires the Company to prepare and file a shelf registration statement covering the resale of all registrable securities within four (4) business days from the date of issuance of the Closing Stock Consideration. The Registration Rights Agreement also provides for the filing of a shelf registration statement covering all registrable securities held by the Copra stockholders within thirty (30) days of the final determination of the Earnout Stock Consideration if any, and use reasonable best efforts to cause such Earnout Registration Statement to become effective as promptly as practicable but no later than thirty (30) Business Days from its initial filing or one-hundred and twenty (120) Business Days from its initial filing if the Company is notified by the Commission that it will review the Earnout Registration Statement, subject to the terms and limitations therein.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Joinder Agreements

Concurrently with the execution of the Merger Agreement, the Company, Merger Sub, Copra, and the stockholders of Copra signed joinder agreements (the “Joinder Agreements”), binding the stockholders of Copra to certain terms set forth in the Merger Agreement, including the appointment of the Securityholder Representative, as well as certain customary covenants including confidentiality and non-disparagement covenants. Certain management stockholders signed Joinder Agreements that also include non-solicitation and non-competition covenants.

The foregoing description of the Joinder Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.

On July 22, 2026, the Company completed its acquisition of Copra. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Based in part upon the representations of the Copra securityholders in connection with the Merger Agreement, the issuance of the Closing Stock Consideration was conducted pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The Closing Stock Consideration has not been registered under the Securities Act or any state securities laws, and the Closing Stock Consideration may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. The issuance of the Closing Stock Consideration did not involve a public offering and was made without general solicitation or general advertising.
Item 7.01    Regulation FD Disclosure.

On July 22, 2026, the Company issued a press release announcing the Merger. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Also on July 22, 2026, the Company posted an investor presentation relating to the Merger on its website. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by herein by reference.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act or the 1934 Act, except as may be expressly set forth by specific reference in such filing. Information contained on, or that can be accessed through, the Company’s website does not constitute a part of, and is not incorporated by reference into, this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and between The Vita Coco Company, Inc., Copra Inc., Pinkco Inc. and Shareholder Representative Services LLC, dated July 22, 2026
10.1*	Registration Rights Agreement, by and between The Vita Coco Company, Inc., and certain stockholders of Copra Inc., dated as of July 22, 2026
10.2	Form of Joinder Agreement, by and between The Vita Coco Company, Inc., Pinkco Inc., Copra, Inc. and certain stockholders and management of Copra Inc., dated as of July 22, 2026
10.3	Form of Joinder Agreement, by and between The Vita Coco Company, Inc., Pinkco Inc., Copra Inc., and certain stockholders of Copra Inc., dated as of July 22, 2026
99.1	Press Release of The Vita Coco Company, Inc., dated July 22, 2026
99.2	Investor Presentation of The Vita Coco Company, Inc., dated July 22, 2026
104	Cover Page Interactive Data File (embedded with Inline XBRL document)
*    Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VITA COCO COMPANY, INC.

Date: July 22, 2026	By:	/s/ Corey Baker
Name: Corey Baker
Title: Chief Financial Officer